                                                                    EXHIBIT 32.2

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER

                       PURSUANT TO 18 U.S.C. SECTION 1350

     In connection  with the  Annual Report of EGPI Firecreek, Inc. (the

"Company) on Form 10-KSB for the period ending December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Dennis

R. Alexander, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C.

ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

            (1) The Report fully complies with the requirements of section 13(a)

       or 15(d)of the Securities Exchange Act of 1934; and

            (2) The information  contained in the Report fairly presents, in all material  respects,  the financial  condition and result of operations of the Company.

/s/ Dennis R. Alexander

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Dennis R. Alexander

Chief Financial Officer

Date: April 12, 2004